SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

       Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934

 Date of Report (Date of earliest event reported): May 19, 1999




                   DANKA BUSINESS SYSTEMS PLC

     (Exact name of registrant as specified in its charter)




     UNITED KINGDOM         0-20828              98-0052869

    (State or other       (Commission          (IRS Employer
     jurisdiction of      File Number)       Identification No.)
     incorporation)



     11201 DANKA CIRCLE NORTH
     ST. PETERSBURG, FLORIDA                         33716

     (Address of principal executive offices)     (Zip Code)



Registrant's Telephone Number, Including Area Code:  727-576-6003



ITEM 5.  OTHER EVENTS.

    On May 19, 1999, Danka Business Systems, plc, a public limited company incorporated under the laws of England and Wales (the "Company"), and KIS Holding, LLC, a Delaware limited liability company ("KIS"), entered into a Transaction Agreement dated as of May 19, 1999 (the "Agreement") providing for the transfer of a controlling interest of Danka Services International ("DSI"), the Company's outsoucing business, to KIS. Under the terms of the Agreement, the Company will sell a ninety percent (90%) interest in DSI for $301.5 million to KIS. The Company will retain a minority interest of ten percent (10%) in DSI and will, at the closing of the transactions contemplated by the Agreement, enter into long-term agreements with DSI to provide equipment, parts, supplies and service.

    The Agreement and the Company's press release announcing the Agreement are attached as Exhibits 2.1 and 99.1 hereto, respectively, and are hereby incorporated herein by reference.


ITEM 7.  EXHIBITS.

2.1      Transaction Agreement dated May 19, 1999 between Danka
         Business Systems, plc and KIS Holding, LLC.

99.1 Press release issued by the Danka Business Systems plc on May 20, 1999.


                           SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                      DANKA BUSINESS SYSTEMS PLC


                      By:   /s/ F. Mark Wolfinger
                           ------------------------------
                           F. Mark Wolfinger
                      Its:    Chief Financial Officer


Dated: May 25, 1999

                        INDEX TO EXHIBITS



EXHIBIT
NUMBER                    EXHIBIT
-------                   -------


2.1 Transaction Agreement dated May 19, 1999 between Danka Business Systems, plc and KIS Holding, LLC.

99.1 Press release issued by the Danka Business Systems, plc on May 20, 1999.